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                                                                    Exhibit 10.1

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                             NOTE PURCHASE AGREEMENT

                                      AMONG

                      CRONOS GLOBAL INCOME FUND XVI, L.P.,


                           CRONOS CONTAINERS LIMITED,


                                       AND


                    IBJ WHITEHALL BUSINESS CREDIT CORPORATION


                           Dated as of March 30, 2000



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                                TABLE OF CONTENTS


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ARTICLE I - DEFINITIONS
        SECTION 1.1.  Defined Terms..........................................................1
        SECTION 1.2.  Accounting and Financial Determinations................................5
        SECTION 1.3.  Construction...........................................................5

ARTICLE II - PURCHASE AND SALE OF NOTES
        SECTION 2.1.  Purchase Commitment....................................................6
        SECTION 2.2.  Sale of Notes..........................................................6
        SECTION 2.3.  Closings...............................................................6

ARTICLE III - CONDITIONS TO CLOSING
        SECTION 3.1.  Conditions for Each Closing............................................6
        SECTION 3.2.  Conditions to Initial Closing..........................................7
        SECTION 3.3.  Legal Opinions.........................................................8
        SECTION 3.4.  Representations True; No Default......................................10
        SECTION 3.5.  Proceedings...........................................................10

ARTICLE IV - PAYMENTS, REGISTRATION, ETC.
        SECTION 4.1.  Payment of Principal and Interest, Etc................................11
        SECTION 4.2.  Optional Prepayment...................................................11
        SECTION 4.3.  Manner of Payment.....................................................12
        SECTION 4.4.  Registration, Transfer, Etc...........................................12
        SECTION 4.5.  Additional Amounts....................................................12

ARTICLE V - GUARANTEE
        SECTION 5.1.  Guarantee.............................................................12

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTOR
        SECTION 6.1.  Corporate Existence...................................................13
        SECTION 6.2.  Authorization of Notes, Etc...........................................13
        SECTION 6.3.  Collateral............................................................13
        SECTION 6.4.  Consents, Approvals, Etc..............................................14
        SECTION 6.5.  Litigation............................................................14
        SECTION 6.6.  No Conflicting Agreements.............................................14
        SECTION 6.7.  Financial Statements..................................................14
        SECTION 6.8.  No Material Adverse Change............................................14
        SECTION 6.9.  Subsidiaries..........................................................15
        SECTION 6.10.  Offering of Notes....................................................15
        SECTION 6.11.  Broker's or Finder's Commissions.....................................15
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
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        SECTION 6.12.  Use of Proceeds......................................................15
        SECTION 6.13.  Investment Company Status............................................15
        SECTION 6.14.  Environmental Compliance.............................................15
        SECTION 6.15. Full Disclosure.......................................................16

ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
        SECTION 7.1.  Experience............................................................16
        SECTION 7.2.  Investment............................................................16
        SECTION 7.3.  Limitations on Disposition............................................16
        SECTION 7.4.  Restrictive Legend....................................................16

ARTICLE VIII - COMPANY COVENANTS
        SECTION 8.1.  Financial Statements..................................................17
        SECTION 8.2.  Partnership Existence, Etc............................................17
        SECTION 8.3.  Taxes and Claims......................................................18
        SECTION 8.4.  Insurance.............................................................18
        SECTION 8.5.  Compliance with Applicable Laws.......................................18
        SECTION 8.6.  Books and Accounts....................................................18
        SECTION 8.7.  Limitation on Liens...................................................19
        SECTION 8.8.  Maintenance and Use of Containers.....................................19
        SECTION 8.9.  Notices as to Default or Material Change..............................19
        SECTION 8.10.  Other Information....................................................19
        SECTION 8.11.  Change of Name/Location..............................................20
        SECTION 8.12.  Indemnification......................................................20
        SECTION 8.13.  Tangible Net Worth...................................................21
        SECTION 8.14. Leverage..............................................................21
        SECTION 8.15.  Limitations on Distributions and Restricted Payments.................21
        SECTION 8.16.  Limitation on Sales of Assets and Containers.........................21
        SECTION 8.17.  Transactions with Affiliates.........................................21
        SECTION 8.18.  No Additional Indebtedness...........................................22

ARTICLE IX - GUARANTOR COVENANTS
        SECTION 9.1.  Corporate Existence, Etc..............................................22
        SECTION 9.2.  Container Information.................................................22
        SECTION 9.3.  Taxes and Claims......................................................22
        SECTION 9.4.  Insurance.............................................................22
        SECTION 9.5.  Compliance with Applicable Laws.......................................22
        SECTION 9.6.  Books and Accounts....................................................23
        SECTION 9.7.  Transactions with Affiliates..........................................23
        SECTION 9.8.  Management of Containers..............................................23

ARTICLE X - CHANGE OF CONTROL, MERGERS, CONSOLIDATIONS AND SALES OF ASSETS
        SECTION 10.1.  Change of Control....................................................23


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
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        SECTION 10.2.  Mergers, Consolidations and Sales of Assets..........................24

ARTICLE XI - DEFAULTS AND REMEDIES
        SECTION 11.1.  Events of Default....................................................24
        SECTION 11.2.  Acceleration.........................................................25

ARTICLE XII - MISCELLANEOUS
        SECTION 12.1.  Waivers, Amendments, Etc.............................................26
        SECTION 12.2.  Expenses.............................................................26
        SECTION 12.3.  Persons Deemed Owners................................................26
        SECTION 12.4.  Non-Business Days....................................................27
        SECTION 12.5.  Notices..............................................................27
        SECTION 12.6.  Notices to Subsequent Holder.........................................27
        SECTION 12.7.  Severability.........................................................27
        SECTION 12.8.  Headings.............................................................27
        SECTION 12.9.  Counterparts.........................................................27
        SECTION 12.10.  Governing Law.......................................................27
        SECTION 12.11.  Entire Agreement....................................................28
        SECTION 12.12.  Successors and Assigns..............................................28
        SECTION 12.13.  Submission to Jurisdiction..........................................28
        SECTION 12.14.  Confidentiality.....................................................28
        SECTION 12.15.  Further Assurances..................................................29
        SECTION 12.16.  Waivers of Jury Trial...............................................29


Exhibits

        EXHIBIT A - FORM OF NOTE AND GUARANTEE
        EXHIBIT B - FORM OF SECURITY AGREEMENT


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                             NOTE PURCHASE AGREEMENT


        THIS NOTE PURCHASE AGREEMENT is made as of March 30, 2000, by and among CRONOS GLOBAL INCOME FUND XVI, L.P., a California limited partnership (the "Company"), CRONOS CONTAINERS LIMITED, a United Kingdom company (the "Guarantor"), and IBJ WHITEHALL BUSINESS CREDIT CORPORATION, a New York corporation (the "Purchaser").


                              W I T N E S S E T H:

        WHEREAS, the Company has authorized the issuance of $5,000,000 aggregate principal amount of its Secured Notes due 2006 (the "Notes") in substantially the form set forth in Exhibit A hereto; and

        WHEREAS, the Company has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Company, the Notes; and

        WHEREAS, the Guarantor has agreed to guarantee unconditionally the due and punctual payment of the principal of and premium and interest on the Notes and all of the other obligations of the Company hereunder and under the other Purchase Documents (as defined below).

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.1. DEFINED TERMS. Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

        "Accountants" means Deloitte Touche LLP or any other firm among the five largest independent public accountants selected by the Company or any other accounting firm approved by the Purchaser.

        "Affiliate" of any Person means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the words "controlling" and "controlled by" have meanings correlative to the foregoing.



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        "Agreement" means this Note Purchase Agreement, as from time to time amended, supplemented or otherwise modified.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in California or New York are authorized or obligated by law or executive order to close and, relative to the determination of the interest rate provided for in the Notes, "Business Day" also means a day on which dealings in U.S. Dollars are carried on in the interbank eurodollar market in which the Purchaser participates.

        "Capital Lease Obligation" means any lease obligation which, in accordance with U.S.GAAP, is required to be classified as a capital lease in the financial statements of the Company.

        "Capital Stock" means any and all shares of capital stock or other equity securities (however designated) that have no preference or priority over shares of capital stock or other equity securities of any other class or classes in the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up.

        "Change of Control" means (i) any consolidation or merger of the Company with or into any other Person in which the Company is not the surviving Person,
(ii) any consolidation or merger of the Guarantor with or into any other Person in which the Guarantor is not the surviving Person, (iii) any sale or transfer of all or substantially all of the Company's assets to any Person, (iv) any liquidation, dissolution or winding up of the Company or any adoption of a plan of liquidation, dissolution or winding up of the Company, (v) any acquisition by any Person (other than any beneficial owner of 50% or more of the outstanding Capital Stock of the Guarantor on the date of this Agreement, and other than any Person engaged in the business of underwriting and distributing securities that purchases Capital Stock of the Guarantor for distribution), including its Affiliates and Related Persons, of Capital Stock of the Guarantor entitling such Person, together with any Affiliates and Related Persons thereof, to exercise 50% or more of the total voting power of all classes of Capital Stock of the Guarantor entitled to vote generally in elections of directors of the Guarantor, or (vi) any liquidation, dissolution or winding up of the Guarantor or any adoption of a plan of liquidation or winding up of the Guarantor.

        "Closing" is defined in Section 2.3 hereof.

        "Closing Date" is defined in Section 2.2 hereof.

        "Collateral" is defined in the Security Agreement.

        "Commitment" is defined in Section 2.1 hereof.

        "Containers" is defined in the Security Agreement.

        "Default" means any event which is, or after the giving of notice or the passage of time or both would be, an Event of Default.

        "Environmental Notice" is defined in Section 6.14 hereof.


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        "Event of Default" is defined in Section 11.1 hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "First Payment Date" is defined in Section 4.1 hereof.

        "Funded Debt" means without duplication, all indebtedness, liabilities and obligations of the Company of any nature whatsoever, direct or contingent, matured or unmatured, joint and several, joint or several, including, without limitation (i) every obligation of the Company for borrowed money, (ii) all liabilities of the Company for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of the Company's business but including all liabilities created or arising under any conditional sale or other title retention agreement entered into by such Person with respect to any such Property), (iii) the principal component of all Capital Lease Obligations of the Company, (iv) all payables of the Company due to manufacturers of Containers, and (v) all obligations of the Company secured by a Lien on any asset owned by such Person, and (vi) all guarantees of the Company, if any, guaranteeing or in effect guaranteeing any obligation of the type described in the foregoing clauses (i) through (v) above.

        "Guarantee" means one of the Guarantees of the Notes in substantially the form attached thereto.

        "Interest Period" means, relative to the setting of the initial interest rate of any Note or the rate to be determined on any LIBOR Interest Determination Date (as defined in the Notes) for any Note, the period which begins on the date of issuance of such Note or the Interest Reset Date (as defined in the Notes), as applicable, and ends on the date which is (i) with respect to periods commencing prior to the First Payment Date, the day of the immediately succeeding month that numerically corresponds to such date of issuance or Interest Reset Date, or (ii) with respect to periods commencing on and after the First Payment Date, the day of the immediately succeeding third month that numerically corresponds to such Interest Reset Date; provided, however, that:

               (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (b) if any Interest Period commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period), such Interest Period shall end on the last Business Day of the last calendar month of such Interest Period; and

               (c) no Interest Period shall end later than the maturity date of such Note.

        "Leasing Agent Agreement" means the Leasing Agent Agreement dated as of October 9, 1995, among the Company, Cronos Capital Corp. and the Guarantor.


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        "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property.

        "Note" means one of the Secured Notes due 2006 payable by the Company to the order of the Purchaser in substantially the form of Exhibit A attached hereto issued under this Agreement and any other promissory note issued from time to time in substitution, replacement or renewal thereof.

        "Noteholder" means at any time a Person in whose name a Note is then registered in accordance with Section 4.4 hereof.

        "Obligations" is defined in Section 1 of the Security Agreement.

        "Permitted Liens" is defined in Section 8.7 hereof.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" means capital stock of any class or classes (however designated) that has a preference or priority over shares of capital stock of any other class or classes in the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up.

        "Property" means property of all kinds, real or personal, tangible or intangible.

        "Purchase Documents" means this Agreement, the Security Agreement, the Notes and the Guarantees, as from time to time amended, supplemented or otherwise modified.

        "Related Person" in respect of any Person means any other Person (i) owning ten percent (10%) or more of the outstanding voting stock of such Person or (ii) if such Person does not have voting stock, owning ten percent (10%) or more of the equity interest in such Person.

        "Restricted Investments" means all investments, made in cash or by delivery of Property, by the Company in any other Person, whether by acquisition of capital stock, securities, indebtedness or other obligations or by loan, advance or capital contribution; excluding, however, (i) investments in direct U.S. government or agency obligations maturing within one year; (ii) investments in corporate obligations rated at least AA by Standard & Poor's or at least Aa by Moody's Investors Service, Inc. maturing within one year; (iii) investments in certificates of deposit issued by any U.S. or state commercial bank or trust company, the U.S. branch of any foreign bank or any United Kingdom commercial bank, each with capital and surplus of not less than the equivalent of U.S. $100,000,000 and whose short-term certificate of deposit rating remains at least A+ by Standard & Poor's or at least A-1 by Moody's Investors Service, Inc. maturing within one year; (iv) Preferred Stock investments rated at least AA by Standard & Poor's or at least Aa by Moody's Investors Service, Inc. scheduled to be redeemed within one year; (v) any state, local or municipal obligations, foreign or domestic, rated at least AA by Standard & Poor's or at least Aa by Moody's Investors


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Service, Inc. maturing within one year; and (vi) accounts and lease receivables incurred in the ordinary course of business.

        "Security Agreement" means the Security Agreement dated as of the date hereof between the Company and the Purchaser in the form of Exhibit B hereto, as from time to time amended, supplemented or otherwise modified.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies.

        "Subsidiary" of any Person means any other Person whose equity securities entitled to elect more than 50% of the directors are, at the time of determination, owned directly or indirectly by such Person, excluding, however, any partnership or other non-corporate entity of which such Person or any of its Subsidiaries is general partner unless such Person owns, directly or indirectly, 50% or more of the economic interest in such entity.

        "Tangible Net Worth" means the sum of capital plus retained earnings plus subordinated indebtedness minus goodwill, patents, trade names and such other assets as are properly classified as "intangible assets" in accordance with U.S.GAAP.

        "Taxes" is defined in Section 4.5 hereof.

        "U.S.GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

        SECTION 1.2. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with U.S.GAAP.

        SECTION 1.3. CONSTRUCTION. As used herein, words importing the singular number include the plural and vice versa, and words importing gender include all genders.


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                                   ARTICLE II

                           PURCHASE AND SALE OF NOTES

        SECTION 2.1. PURCHASE COMMITMENT. Subject to the terms and conditions of this Agreement, until the first to occur of May 31, 2000, or a Default, the Company agrees from time to time to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, Notes in the aggregate original principal amount not to exceed $5,000,000 (the "Commitment"). Unless sooner terminated pursuant to the provisions of this Agreement, the obligation of the Purchaser to purchase Notes hereunder shall automatically terminate on May 31, 2000, without further action by, or notice of any kind from, the Purchaser.

        SECTION 2.2. SALE OF NOTES. The Company may make up to three (3) requests to the Purchaser to purchase Notes. Such requests shall be in writing and shall be made no later than three (3) Business Days prior to the requested date for the purchase of the Notes. Each such request shall (i) specify the requested date for purchasing such Notes, which date shall be a Business Day and with respect to purchases after the first purchase of Notes hereunder, shall also be on the first Business Day following the last day of an Interest Period,
(ii) be accompanied by invoices for the Containers to be financed with the proceeds of such Notes, in such detail as the Purchaser shall require, and (iii) specify the principal amount of such Notes, which amount shall be not less than the lesser of $1,000,000.00 or the remaining balance of the Commitment and shall not exceed the amount shown on such invoices. On the requested date for purchasing Notes (each, a "Closing Date"), the Company will deliver to the Purchaser Notes, dated the applicable Closing Date, duly executed by the Company, with the Guarantee of the Guarantor duly endorsed thereon, in the aggregate principal amount requested and registered in the name of the Purchaser or its nominees, against delivery by the Purchaser to the Company of immediately available funds in the principal amount of such Notes. No Notes will be purchased by the Purchaser if such purchase together with all prior purchases of Notes hereunder by the Purchaser, exceeds the Commitment.

        SECTION 2.3. CLOSINGS. Delivery of Notes against payment therefor (each, a "Closing") shall take place at the offices of Ober, Kaler, Grimes & Shriver, A Professional Corporation, 120 East Baltimore Street, Baltimore, Maryland 21202, on the Closing Date at such time as the parties may agree.


                                   ARTICLE III

                              CONDITIONS TO CLOSING

        SECTION 3.1. CONDITIONS FOR EACH CLOSING. The obligation of the Purchaser to purchase the Notes on any Closing Date is subject to the fulfillment, to the Purchaser's satisfaction, at or concurrently with each Closing, of the conditions set forth in Sections 3.4 and 3.5 below and of all of the following conditions:

        (a)    the delivery of the Notes in accordance with Section 2.2 above;


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        (b) copies of invoices for the Containers being purchased by the Company with the proceeds of the Notes; and

        (c) a list of the Containers being purchased by the Company with the proceeds of the Notes.

        SECTION 3.2. CONDITIONS TO INITIAL CLOSING. In addition to the requirements of the conditions set forth in Section 3.1 above, the obligation of the Purchaser to purchase the Notes at the initial Closing is subject to the fulfillment, to the Purchaser's satisfaction, at or concurrently with the initial Closing, of the conditions set forth in Section 3.3 below and of all of the following conditions:

        (a) Copies of the Agreement of Limited Partnership of the Company and of the charter and bylaws of the general partner of the Company, each as in effect on the Closing Date, certified by the Secretary of the general partner of the Company

        (b) Resolutions of the Company authorizing the execution and delivery of this Agreement, the Security Agreement and the other Purchase Documents to which it is a party and the issuance and sale of the Notes, certified by the Secretary of the general partner of the Company;

        (c) Copies of the Memorandum of Association and Bylaws of the Guarantor as in effect on the Closing Date, certified by the Secretary of the Guarantor;

        (d) Resolutions of the Board of Directors of the Guarantor authorizing the execution and delivery of this Agreement, the Guarantees and the other Purchase Documents to which it is a party, certified by the Secretary of the Guarantor;

        (e) An original counterpart of this Agreement and the Security Agreement, each duly executed by the parties thereto and dated as of the initial Closing Date;

        (f) Official evidence that the Company has been duly formed and is an existing limited partnership in good standing under the laws of the State of California and that the Guarantor has been duly incorporated and is an existing corporation under the laws of the United Kingdom;

        (g) UCC-1 financing statements in a form approved by the Purchaser to be filed with the Secretary of State of California;

        (h) the deposit by the Company of $750,000 in a money market account with IBJ Whitehall Bank & Trust Company, which account shall be in the name of the Company but subject to the exclusive control of the Purchaser;

        (i) insurance certificate or certificates in respect of the Containers naming the Noteholders as loss payees and additional insureds; and

        (j) a list of all of the Company's Containers.


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

        SECTION 3.3. LEGAL OPINIONS. The Purchaser shall have received the following legal opinions, dated as of the initial Closing Date:

        (a) The opinion of Denton Wilde Sapte, United Kingdom counsel to the Guarantor, to the effect that:

               (i) The Guarantor has been duly incorporated and is an existing corporation under the laws of United Kingdom and is duly qualified as a foreign corporation in each jurisdiction wherein the nature of its business or property makes such qualification necessary and where failure to qualify or to be in good standing would materially adversely affect its business or assets, and has the corporate power and authority to own its property and to carry on its business as now conducted.

               (ii) The Guarantor has full corporate power and authority to execute, deliver and perform this Agreement, the Guarantees and the other Purchase Documents to which it is a party. This Agreement, the Guarantees and the other Purchase Documents to which the Guarantor is a party have been duly authorized, executed and delivered by the Guarantor and constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (iii) The execution, delivery and performance of this Agreement, the Guarantees and the other Purchase Documents to which the Guarantor is a party will not violate the Memorandum of Association or Bylaws of the Guarantor or any United Kingdom law, regulation, order or decree applicable to the Guarantor.

               (iv) No consent, approval, authorization, order, registration or qualification of or with any United Kingdom court or governmental agency or body is required for the execution, delivery and performance by the Guarantor of this Agreement, the Guarantees and the other Purchase Documents to which the Guarantor is a party.

               (v) Any judgment against the Guarantor duly obtained in the courts of the State of New York or in the United States District Court for the Southern District of New York in respect of this Agreement, the Guarantees and the other Purchase Documents to which the Guarantor is a party would be enforceable by suit against the Guarantor in a United Kingdom court provided that (a) such judgment is enforceable in the State of the court which rendered such judgment, (b) the court which rendered such judgment had jurisdiction over the subject matter of the action leading to such judgment, (c) the court which rendered such judgment acted in accordance with its own procedural laws, (d) such judgment was granted following proceedings where the counterparty had received notice and at which the counterparty had the opportunity to appear, and if it appeared, to present a defense, (e) the court which rendered such judgment applied the substantive laws chosen by the parties to govern the Purchase Documents, and (f) the decision is not contrary to United Kingdom public order.


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

        (b) The opinion of Fotenos & Suttle, P.C., United States counsel to the Company, to the effect that, insofar as the laws of the State of California and the federal laws of the United States are concerned:

               (i) The Company has been duly organized and is validly existing under the laws of the State of California, is duly qualified as a foreign partnership in each jurisdiction wherein the nature of its business or property makes such qualification necessary and where failure to qualify or to be in good standing would materially adversely affect its business or assets, and has the partnership power and authority to own its property and to carry on its business as now conducted.

               (ii) The Company has full partnership power and authority to execute, deliver and perform this Agreement and the other Purchase Documents to which it is a party. This Agreement and the other Purchase Documents to which the Company is a party have been duly authorized, executed and delivered by the Company.

               (iii) No consent, approval, authorization, order, registration or qualification of or with any United States (federal, state or local) court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement and the other Purchase Documents, except such consents, approvals, authorizations, orders, registrations or qualifications as have been issued, filed or obtained.

               (iv) To our knowledge, there are no actions, suits, investigations or proceedings at law or in equity pending or threatened against the Company, before or by any governmental body or authority which are reasonably expected to have a material adverse effect on the financial condition, business or Property of the Company or which call into question the validity or enforceability of this Agreement or the other Purchase Documents. To our knowledge, the Company is not in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental body or authority the violation of which would, either individually or collectively, materially and adversely affect the business, Property or financial position of the Company and the Guarantor.

               (v) To our knowledge, (1) the Company is not in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, which default would have a material adverse effect on its financial position, business or Property;
        (2) the execution, delivery and performance of this Agreement and the other Purchase Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Company pursuant to the terms of any mortgage, indenture, contract or agreement (other than Permitted Liens); and (3) no provision of any existing mortgage, indenture, contract or agreement of the Company conflicts with, requires any consent under or in any way prevents the execution, delivery and performance of this Agreement or the other Purchase Documents.

               (vi) The Security Agreement and the description of the Collateral are sufficient, to create a valid Lien with respect to the Collateral in favor of the Noteholders to secure the

        Obligations and upon the filing of an Uniform Commercial Code financing statement with the Secretary of State of California, the Noteholders will have a perfected security interest in the Collateral.

               (vii) Neither registration of the Notes or the Guarantees under the Securities Act nor qualification of an indenture with respect thereto under the Trust Indenture Act of 1939 is required for the offer and sale of the Notes and the Guarantees to the Purchaser in accordance with this Agreement.

               (viii) No tax, levy, impost or other charges of any nature whatsoever is required under the laws of the State of California to be deducted or withheld from any payment required to be made by the Company under the Notes.

               (ix) No stamp or other taxes are payable under the laws of the State of California in connection with the execution and delivery of this Agreement and the other Purchase Documents or to ensure the legality, validity, enforceability or admissibility in evidence thereof or to preserve or protect the security interest granted under the Security Agreement and the continuing priority of such security interest.

        (c) The opinion of Proskauer Rose LLP, special counsel to the Company, to the effect that, insofar as the laws of the State of New York and the federal laws of the United States are concerned, this Agreement and the other Purchase Documents to which the Company is a party constitute, and the Notes, when executed and delivered by the Company to the Purchaser against payment therefor as provided herein, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        SECTION 3.4. REPRESENTATIONS TRUE; NO DEFAULT. The representations and warranties of the Company and the Guarantor contained herein shall be true on each Closing Date, with the same effect as though such representations and warranties had been made on and as of such Closing Date, and there shall exist no Default or Event of Default. The Purchaser shall have received a certificate dated each Closing Date of a senior officer of the Company and of the Guarantor to the foregoing effect.

        SECTION 3.5. PROCEEDINGS. All corporate and other proceedings taken or to be taken by the Company and the Guarantor on or prior to each Closing Date in connection with the transactions contemplated hereby and all documents incident thereto (including without limitation any consents required in connection therewith) shall be satisfactory in form and substance to the Purchaser.

                                   ARTICLE IV

                          PAYMENTS, REGISTRATION, ETC.

        SECTION 4.1.  PAYMENT OF PRINCIPAL AND INTEREST, ETC.

        (a) The principal amount of each Note shall be due and payable in twenty-four (24) consecutive equal quarterly installments each in the amount set forth in the Note, commencing on the three month anniversary of the date of the last purchase of Notes hereunder (the "First Payment Date") and continuing thereafter on each three month anniversary thereof, until repayment in full of such Note.

        (b) The Company shall pay interest on the unpaid principal amount of each Note on the last day of each Interest Period until the repayment in full of such Note. The rate of interest shall be determined in accordance with the provisions of the Notes entitled "LIBOR Rate." Each interest payment shall be calculated by dividing the applicable annual interest rate by 360 and multiplying the result by the actual number of days elapsed since the most recent interest payment date and multiplying the result by the principal amount of such Note outstanding.

        (c) Any overdue principal or any overdue installment of interest on any Note shall bear interest (to the extent that the payment of such interest shall be legally enforceable) at a rate equal to the lesser of (i) the maximum rate per annum permitted by applicable law or (ii) the applicable rate per annum provided in the Notes plus 2.0% until paid. Such interest shall be payable upon demand of the Noteholder.

        (d) The Notes shall be entitled to the benefits and security of the Security Agreement.

        SECTION 4.2. OPTIONAL PREPAYMENT. The Company may, at its option from time to time, upon fifteen (15) days' prior written notice, prepay on any regularly scheduled payment date all (but not less than all) of the outstanding principal amount of the Notes at a prepayment price equal to the sum of the outstanding principal amount of the Notes plus all accrued but unpaid interest thereon to the date of such prepayment plus a prepayment premium in an amount equal to the applicable prepayment percentage (as set forth below) of the then outstanding principal amount of the Notes.

               Note Payment Date No:            Prepayment Percentage
               ---------------------            ---------------------
               1 through 4                                5.0%
               5 through 8                                4.0%
               9 through 12                               3.0%
               13 through 16                              2.0%
               17 and thereafter                          1.0%

        SECTION 4.3. MANNER OF PAYMENT. Payments of principal, premium and interest on the Notes shall be made by wire transfer of funds to such account or accounts of the Noteholders as the Purchaser shall notify the Company in writing.

        SECTION 4.4. REGISTRATION, TRANSFER, ETC. The Notes shall be issued only in registered form, without coupons, in minimum denominations of $1,000,000, or such lesser amount as may remain outstanding thereon. The Company shall keep a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and the registration of transfer of Notes. Upon surrender to the Company for registration of transfer of any Note, the Company will, at its expense, issue one or more new Notes of like tenor and of a like aggregate outstanding principal amount, dated the date to which interest has been paid, with the Guarantee of the Guarantor duly endorsed thereon, registered in the name of the designated transferee or its nominee; provided, however, that, unless an Event of Default has occurred and is continuing, the Company shall not be obligated to register any transfer to, and no Noteholder shall be entitled to make any transfer to, a competitor of the Company or the Guarantor, or any other Person in the business of owning or leasing only marine cargo containers. The Company will issue, in exchange for any Note surrendered for such purpose, one or more new Notes of like tenor and of a like aggregate outstanding principal amount, dated the date to which interest has been paid, with the Guarantee of the Guarantor duly endorsed thereon, registered in the name of the holder of the Note so surrendered or its nominee. No service charge shall be imposed for any exchange or registration of transfer of Notes. All Notes presented or surrendered for registration of transfer, exchange, partial payment or payment shall (if so required by the Company) be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder or its attorney duly authorized in writing.

        SECTION 4.5. ADDITIONAL AMOUNTS. All payments made with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of any taxing authority (other than taxes levied by the United States Internal Revenue Service on or by reason of the income of the Noteholders) (hereinafter "Taxes"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company will pay such additional amounts, after such withholding or deduction, so that the Noteholders will not receive less than the amounts such holders would have received if such Taxes had not been withheld or deducted.


                                    ARTICLE V

                                    GUARANTEE

        SECTION 5.1. GUARANTEE. The Guarantor shall execute and deliver to the Purchaser Guarantees in the form attached to the Notes.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                        OF THE COMPANY AND THE GUARANTOR

        The Company and the Guarantor hereby represent and warrant to, and agree with, the Noteholders as follows:

        SECTION 6.1. CORPORATE EXISTENCE. Each of the Company and the Guarantor has been duly organized or formed and is existing under the laws of its jurisdiction of incorporation or formation, as applicable, is duly qualified as a foreign corporation or partnership, as applicable, in each jurisdiction wherein the nature of its business or property makes such qualification necessary and where failure to qualify or to be in good standing would materially adversely affect its business or assets, and has the corporate or partnership power and authority to own its property and to carry on its business as now conducted.

        SECTION 6.2. AUTHORIZATION OF NOTES, ETC. The Company has full partnership power and authority to execute, deliver and perform this Agreement, the Security Agreement, the Notes and the other Purchase Documents to which it is a party, and the Guarantor has full corporate power and authority to execute, deliver and perform this Agreement, the Guarantees and the other Purchase Documents to which it is a party. This Agreement, the Security Agreement and the other Purchase Documents to which the Company is a party have been duly authorized, executed and delivered by the Company and constitute, and the Notes have been duly authorized and when executed and delivered by the Company to the Purchaser against payment therefor as provided herein will constitute, valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. This Agreement and the other Purchase Documents to which the Guarantor is a party have been duly authorized, executed and delivered by the Guarantor and constitute, and the Guarantees have been duly authorized and when executed by the Guarantor and delivered by the Company to the Purchaser of the Notes against payment therefor as provided herein will constitute, valid and legally binding obligations of the Guarantor enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        SECTION 6.3. COLLATERAL. The Security Agreement, when executed and delivered by the Company to the Purchaser, will create a valid security interest in the Collateral securing the payment of the Obligations (as defined in the Security Agreement). All action necessary to perfect such security interest has been, or will be, taken, and such security interest has priority over any other Lien on such Collateral, except Permitted Liens. Upon the purchase by the Purchaser of the Notes and the application by the Company of the proceeds thereof in accordance with Section 6.12 hereof, there will be no Liens in favor of manufacturers of the Containers.

        SECTION 6.4. CONSENTS, APPROVALS, ETC. No consent, approval, authorization, order, registration or qualification of or with any United Kingdom or United States (federal, state or local) court or governmental agency or body is required for the execution, delivery and performance by the Company and the Guarantor of this Agreement, the Security Agreement, the Notes and the other Purchase Documents, except such consents, approvals, authorizations, orders, registrations or qualifications as have been issued, filed or obtained.

        SECTION 6.5. LITIGATION. There are no actions, suits, investigations or proceedings at law or in equity pending or, to the knowledge of the Company or the Guarantor, threatened against the Company or the Guarantor, before or by any governmental body or authority which are reasonably expected to have a material adverse effect on the financial condition, business or Property of the Company or the Guarantor or which call into question the validity or enforceability of this Agreement or the other Purchase Documents. Neither the Company nor the Guarantor is in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental body or authority the violation of which would, either individually or collectively, materially and adversely affect the business, Property or financial position of the Company or the Guarantor.

        SECTION 6.6. NO CONFLICTING AGREEMENTS. Neither the Company nor the Guarantor is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, which default would have a material adverse effect on its financial position, business or Property. The execution, delivery and performance of this Agreement and the other Purchase Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Company or the Guarantor pursuant to the terms of any mortgage, indenture, contract or agreement (other than Permitted Liens). No provision of any existing mortgage, indenture, contract or agreement of the Company or the Guarantor conflicts with, requires any consent under or in any way prevents the execution, delivery and performance of this Agreement or the other Purchase Documents.

        SECTION 6.7. FINANCIAL STATEMENTS. The Purchaser has been furnished with
(a) the Company's 10-K for the period ending December 31, 1998 and with the balance sheet of the Guarantor as at December 31, 1998, together with the related statements of operations, cash flow and partners' equity for the fiscal year ended December 31, 1998 (the "Annual Financial Statements"), including the related notes, all accompanied by the report thereon of Moore Stephens Chartered Accountants, independent public accountants, and (b) the Company's 10-Q for the period ending September 30, 1999 (the "10-Q"). The Annual Financial Statements and the 10-Q fairly present (subject, in the case of the 10-Q, to normal year-end adjustments), in all material respects, the financial position, results of operations and cash flows of the Company and of the Guarantor as at the dates and for the periods referred to therein in conformity with U.S.GAAP (except as otherwise stated therein or in the notes thereto).

        SECTION 6.8. NO MATERIAL ADVERSE CHANGE. There has not been any material adverse change in the condition, financial or otherwise, of the Company since September 30, 1999 or of the Guarantor subsequent to December 31, 1998.

        SECTION 6.9. SUBSIDIARIES. Neither the Company nor the Guarantor has any Subsidiary and neither shall create any Subsidiary without the prior written consent of the Noteholders.

        SECTION 6.10. OFFERING OF NOTES. Neither the Company nor the Guarantor has, directly or indirectly, offered the Notes or any similar security for sale to, or solicited any offers to buy the Notes or any similar security from, or otherwise approached or negotiated with respect thereto with more than 50 Persons including the Purchaser, all of which Persons are "accredited investors" (as such term is defined under Rule 501 of the Securities and Exchange Commission), and neither the Company nor the Guarantor nor any agent acting on behalf of the Company or the Guarantor has taken any action which would require the issuance or sale of the Notes or the Guarantees to the Purchaser to be registered under the Securities Act or to be registered or qualified under any securities or Blue Sky law of any applicable jurisdiction.

        SECTION 6.11. BROKER'S OR FINDER'S COMMISSIONS. The Company and the Guarantor will hold the Noteholders harmless from any claim, demand or liability for broker's or finder's or placement fees or commissions alleged to have been incurred in connection with the issuance and sale of the Notes and the Guarantees, other than for any such claim, demand or liability by any broker or finder engaged by the Noteholders in connection with the transactions contemplated hereby.

        SECTION 6.12. USE OF PROCEEDS. The net proceeds from the sale of the Notes will be used by the Company to finance the purchase of new dry cargo 20 and 40 foot marine cargo containers. The Guarantor or the Company has provided to the Purchaser a schedule certified by an officer of the Guarantor setting forth the type, serial number, age, date of acquisition and original cost of each Container presently owned by the Company. None of the transactions contemplated by this Agreement (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of
Section 7 of the Exchange Act or any regulations issued pursuant thereto.

        SECTION 6.13. INVESTMENT COMPANY STATUS. Neither the Company nor the Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        SECTION 6.14. ENVIRONMENTAL COMPLIANCE. Neither the Company nor the Guarantor is in violation, or alleged to be in violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (collectively, as amended, the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Company or of the Guarantor. Neither the Company nor the Guarantor has received any written or oral notice ("Environmental Notice") from any third party, including, without limitation, any federal, state or local governmental authority (i) that the Company or the Guarantor is in breach or violation of any Environmental Law, or (ii) of a claim of liability thereunder. Except in accordance with applicable law, at no time has the Company or the Guarantor stored, manufactured, generated, treated, transported, recycled or disposed of, or contracted with another party who, to their knowledge, has stored, transported, recycled or disposed of any hazardous waste, as defined by 42 U.S.C. ' 6903(5), any hazardous substances as defined by 42 U.S.C. ' 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ' 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

        SECTION 6.15. FULL DISCLOSURE. The Annual Financial Statements and 10-Q do not, nor does this Agreement, nor do any written statements furnished by the Company or the Guarantor to the Noteholders in connection with the purchase of the Notes, contain any untrue statement of fact as of the date made or, considered together, omit a fact necessary to make the statements contained therein or herein not misleading.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

        The Purchaser represents and warrants to the Company and the Guarantor as follows:

        SECTION 7.1. EXPERIENCE. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Notes and of making an informed decision regarding such investment.

        SECTION 7.2. INVESTMENT. The Purchaser is acquiring the Notes for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof and understands that the Notes have not been registered under the Securities Act by reason of a specified exemption from such registration which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

        SECTION 7.3. LIMITATIONS ON DISPOSITION. The Purchaser acknowledges that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available and that the Company has no obligation or intention of registering the Notes and may take action to prevent the transfer of Notes in violation of this Agreement.

        SECTION 7.4. RESTRICTIVE LEGEND. Each Note shall (unless otherwise permitted or unless the Notes shall have been registered under the Securities
Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

        "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

                                  ARTICLE VIII

                                COMPANY COVENANTS

        The Company covenants and agrees that so long as any of the Notes shall be outstanding:

        SECTION 8.1. FINANCIAL STATEMENTS. The Company will deliver to the
Purchaser:

        (a) within 60 days after the end of each quarterly period (other than the last quarterly period) of each fiscal year, copies of unaudited interim financial statements of each of the Company and the Guarantor for that period and for that part of the fiscal year ended with such quarterly period prepared in accordance with U.S.GAAP, subject to year-end adjustments;

        (b) within 120 days after the end of each fiscal year, copies of the unaudited balance sheet and statements of operations, cash flow and partners' equity of each of the Company and of the Guarantor, certified by the principal financial officer of the Guarantor; and within 180 days after the end of each fiscal year, copies of the balance sheet and statements of operations, cash flow and partners' equity of the Company and of the Guarantor, accompanied by a report or opinion of the Accountants to the Company or the Guarantor, as applicable, based on their examination of said financial statements in accordance with U.S.GAAP, stating that such financial statements present fairly, in all material respects, the financial position of the Company and of the Guarantor as of the end of such year and the results of their operations and cash flows for the year then ended;

        (c) concurrently with the aforesaid financial statements delivered pursuant to Section 8.1(a) and 8.1(b) above, a certificate of the chief financial officer of the general partner of the Company and of the chief financial officer of the Guarantor stating that, to the best of his or her knowledge, neither the Company nor the Guarantor is in default in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement or the other Purchase Documents, or if any such default exists, specifying such default or defaults and the nature and status thereof and containing computations showing compliance by the Company with the provisions of Sections 8.13 and 8.14 hereof; and

        (d) concurrently with the aforesaid financial statements delivered pursuant to Section 8.1(b) above, a list of the Company's Containers, certified by a responsible officer of the Company.

        SECTION 8.2. PARTNERSHIP EXISTENCE, ETC. Subject to Section 10.2, the Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its limited partnership existence and all permits, rights and privileges necessary for the proper conduct of its business and continue to engage in the same line of business. The Company's chief executive office is located in San Francisco, California. The Company shall not enter into any amendment of its agreement of limited partnership that would have a material adverse affect on any Noteholder, the Collateral or the financial condition, business or Property of the Company.

        SECTION 8.3. TAXES AND CLAIMS. The Company will pay and discharge all taxes, assessments and other governmental charges and levies imposed upon it or upon its income or profits or upon any Property belonging to it prior to the date on which penalties attach thereto and all lawful claims known to the management of the Company which, if unpaid, might become a Lien upon the Property of the Company, provided that so long as there is no material risk of the forfeiture of the Collateral, the Company shall not be required hereby to pay any such taxes, assessments, charges, levies or claims the payment of which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with U.S. GAAP.

        SECTION 8.4. INSURANCE. The Company will maintain or cause to be maintained insurance of such type in such amounts and against such material risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Company operates, in each case with good and responsible insurance companies. Without limiting the foregoing, the Company shall maintain in force (i) general liability insurance in an amount satisfactory to the Noteholders, naming the Noteholders as additional insureds; and (ii) all risk physical damage insurance (naming the Noteholders as sole loss payees) with respect to the Containers in an amount at least equal to $2,500,000.00. Any proceeds from such physical damage insurance paid to the Noteholders shall be paid by the Noteholders to the Company, provided no Default or Event of Default then exists, and shall be used by the Company for repair or replacement of such Containers (with any repaired Container continuing to be, and with any replacement Container becoming, part of the Collateral, and with such documentation to be executed in connection therewith as shall be acceptable to the Noteholders). If a Default or Event of Default exists at the time any proceeds of physical damage insurance are paid or payable, the Noteholders shall determine, in their sole discretion, whether such proceeds shall be used for such repair or replacement or shall be applied against the Notes in the inverse order of maturity. Any replacement container shall have a market value, utility, condition and remaining life equal to or greater than that of the replaced container immediately prior to the casualty event following which such Container is being replaced.

        SECTION 8.5. COMPLIANCE WITH APPLICABLE LAWS. The Company will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority, the breach of any of which would be likely to have a material adverse effect on the financial position, business or Property of the Company.

        SECTION 8.6. BOOKS AND ACCOUNTS. The Company will maintain its present system of accounting, in which true and faithful entries of its transactions will be made and will set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required under U.S.GAAP.

        SECTION 8.7. LIMITATION ON LIENS. The Company will not create or suffer to be created any Lien upon the Collateral or any part thereof or upon the income therefrom, other than the following (collectively, "Permitted Liens"):
(i) the Liens created by the Security Agreement, (ii) the possessory leasehold interest of lessees under leases relating to the Collateral, (iii) liens for taxes, assessments and other governmental charges not delinquent or which can be paid without penalty, and for which adequate reserves have been established,
(iv) unfiled, inchoate mechanics' and materialmen's liens for work in progress and for which payment is not yet due, (v) workmen's, repairmen's, warehousemen's and carrier's liens and other similar Liens, if any, arising in the ordinary course of business, and (vi) liens in favor of the manufacturers of Containers that secure the payment of the purchase price of Containers, which payment is not past due. The Company will from time to time pay or cause to be paid as they become due and payable all taxes, assessments and governmental charges lawfully levied or assessed or imposed upon the Collateral or any part thereof or upon any income therefrom and also all taxes, assessments and governmental charges lawfully levied or assessed or imposed upon the Lien of the Noteholders in the Collateral, so that such Lien shall at all times be preserved; provided, however, that so long as there is no material risk of the forfeiture of the Collateral, the Company shall not be required hereby to pay any such taxes, assessments, charges, levies or claims the payment of which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with U.S. GAAP.

        SECTION 8.8. MAINTENANCE AND USE OF CONTAINERS. The Company shall cause the Containers to be maintained in good working order and condition and in all respects shall deal with the Containers in accordance with industry standards and practices.

        SECTION 8.9. NOTICES AS TO DEFAULT OR MATERIAL CHANGE. The Company will deliver to the Noteholders, as soon as possible and in any event within five (5) days after the Company or the Guarantor becomes aware of the occurrence of Default or an Event of Default or an event or circumstances that would result in a material adverse effect on the financial condition of the Company or of the Guarantor, written notice setting forth the details of such occurrence, event or circumstances and the action which the Company proposes to take with respect thereto. Thereafter the Company will keep the Noteholders apprised of all material developments with respect thereto with reasonable frequency and promptness.

        SECTION 8.10. OTHER INFORMATION.

        (a) At any time when the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company will furnish, upon request of a Noteholder, to such Noteholder and any qualified institutional buyer (as such term is used in Rule 144A under the Securities Act) designated by such Noteholder, information required to be delivered under subsections (d)(3) and (d)(4) of Rule 144A under the Securities Act (or any successor provision thereto, in each case as may be amended from time to time) in connection with the resale of any Notes.

        (b) The Company will furnish to a Noteholder, with reasonable promptness, such other data and information as such Noteholder may from time to time reasonably request in connection herewith, provided that such Noteholder agrees or has agreed in writing to confidentiality provisions substantially in the form of Section 12.14 hereof.

        (c) The Company will furnish to the Noteholders copies of any Environmental Notice promptly after its receipt thereof.

        SECTION 8.11. CHANGE OF NAME/LOCATION. The Company shall notify the Noteholders thirty (30) days in advance of any change in its name or the location of its chief executive office.

        SECTION 8.12. INDEMNIFICATION. The Company shall indemnify and hold harmless the Noteholders, on a net After-Tax basis, against and from any and all claims, demands, actions, expenses, penalties and liabilities (including, without limitation, reasonable attorneys' fees and legal expenses) of whatsoever nature (other than as a result of the negligence or willful misconduct or actions in breach of the Purchase Documents by the Noteholders) arising prior to (but not after) the Noteholders taking possession of the Collateral pursuant to the terms of the Security Agreement and (i) made by any lessee of any Container and arising out of the transactions contemplated by this Agreement or otherwise relating to the Containers, (ii) arising out of or resulting from the use by the Company, or any agents or employees of the Company, of any Container or any alteration thereof or any addition or attachment thereto, (iii) which may be imposed on, incurred by or asserted at any time against the Noteholders or any of the Collateral (whether or not also indemnified against by the Company in any other document or by any one else) and in any way relating to or arising out of the purchase, ownership, possession, use, operation, maintenance, repair, storage, mortgaging, leasing, selling or other handling, dealing with or disposition of any of the Containers (including, without limitation thereto, leakage, spillage, fire, explosion, damage, spoilage, contamination or loss of cargo, acts or omissions of lessees and carriers and their respective servants and agents, claims or penalties arising from violation of any treaty or the laws of any country or political subdivision thereof, as well as any claim arising out of latent or other defects, whether or not discoverable by the Company, and any claim for patent, trademark or copyright infringement) or in any way relating to or arising out of any of this Agreement, the Security Agreement, the other Purchase Documents or any lease or any action or inaction on the part of the Company or any one else in connection therewith, or (iv) arising out of or result from any past, present or future violation or alleged violation of any of the Environmental Laws. The obligation of the Company under the preceding sentence shall survive the termination of this Agreement and the repayment in full of the Obligations. For purposes hereof, the term "After-Tax" shall mean, when used in connection with an indemnity payment (the "initial payment") by one party to another party, that in addition to the initial payment the payor shall pay the recipient an additional amount (the "gross-up amount") such that (i) the initial payment, plus (ii) the gross-up amount, less (iii) any increase in the Federal, state or local income taxes actually payable by the recipient as a result of its receipt of the initial payment and the gross-up amount, and taking into account the income tax effect (including any savings) resulting from the events or payments giving rise to the initial payment, shall equal the initial payment.

        In the event any claims, demands, actions, expenses, penalties and liabilities are made against or incurred by the Noteholders arising out of or resulting from the use by any lessee, or the agents or employees thereof, of any Container or any alteration thereof or any addition or attachment thereto, the Company shall assist the Noteholders to any reasonable extent requested by the Noteholders in enforcing the Noteholders' rights (as assignees of the Company pursuant to the Security Agreement) under any applicable indemnity or hold-harmless provision for the benefit of the Company contained in any lease of the Containers.

        SECTION 8.13. TANGIBLE NET WORTH. The Company will maintain a Tangible Net Worth at the end of each fiscal quarterly period: (i) until and including December 31, 2000, of not less than $20,000,000; (ii) from January 1, 2001 and until and including December 31, 2001, of not less than $18,000,000; (iii) from January 1, 2002 and until and including December 31, 2002, of not less than $16,000,000; (iv) from January 1, 2003 and until and including December 31, 2003, of not less than

$14,000,000; (v) from January 1, 2004 and until and including December 31, 2004, of not less than $12,000,000; (vi)from January 1, 2005 and until and including December 31, 2005, of not less than $10,000,000; and (vi) thereafter, of not less than $8,000,000.

        SECTION 8.14. LEVERAGE. The Company will at all times maintain a ratio of Funded Debt to Tangible Net Worth of not greater than 0.25 to 1.0.

        SECTION 8.15. LIMITATIONS ON DISTRIBUTIONS AND RESTRICTED PAYMENTS. Until the occurrence and during the continuance of an Event of Default, the Company may (i) make any distributions with respect to any of its partnership interests, (ii) redeem, purchase or otherwise acquire any of its partnership interests, or (iii) make any Restricted Investments, provided that any such distribution, redemption, purchase or acquisition is not made with the proceeds of any of the Collateral. Notwithstanding the foregoing, the Company may make such distributions, redemptions, purchases and acquisitions with the proceeds of any sale or other disposition of the Collateral, provided that such distributions, redemptions, purchases and acquisitions do not exceed (x) $200,000 in the aggregate per year and (y) $1,000,000 in the aggregate over the term of the Notes.

        SECTION 8.16. LIMITATION ON SALES OF ASSETS AND CONTAINERS. Other than pursuant to Section 10.2, the Company will not sell, lease or otherwise dispose of any assets in one or a series of transactions, other than sales of assets in the ordinary course of business; provided, however, that the Guarantor (on behalf of the Company) may (i) lease the Containers pursuant to the Leasing Agent Agreement, and (ii) replace the Containers in accordance with Section 8.4 hereof.

        SECTION 8.17. TRANSACTIONS WITH AFFILIATES. The Company will not enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than could be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

        SECTION 8.18. NO ADDITIONAL INDEBTEDNESS. The Company will not create, incur guaranty, assume, permit to exist or otherwise become liable for any Funded Debt, except (a) Funded Debt to the Purchaser; (b) Funded Debt incurred by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and (c) indebtedness to manufacturers of the Containers for the purchase price of the Containers.

                                   ARTICLE IX

                               GUARANTOR COVENANTS

        The Guarantor covenants and agrees that so long as any of the Notes shall be outstanding:

        SECTION 9.1. CORPORATE EXISTENCE, ETC. Subject to Section 10.2, the Guarantor will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business and continue to engage in the same line of business.

        SECTION 9.2. CONTAINER INFORMATION. Upon request either (a) once, but not more than once, during any calendar year or (b) upon and during the continuance of a Default or an Event of Default or at any time after Noteholders have taken possession of the Collateral or have caused the Collateral to be sold pursuant to the provisions of the Security Agreement, the Guarantor shall cause to be provided to the Noteholders, at Guarantor's sole cost, a report setting forth a list of the Containers, to whom the Containers are on lease, the location of all Containers that are not on hire as such location appears on the Company's records. In addition, the Company and the Guarantor agree to provide the Purchaser and the other Noteholders the same access to the Guarantor's computer systems and electronic data with respect to the Containers as the Guarantor provides the Purchaser as of the date hereof.

        SECTION 9.3. TAXES AND CLAIMS. The Guarantor will pay and discharge all taxes, assessments and other governmental charges and levies imposed upon it or upon its income or profits or upon any Property belonging to it prior to the date on which penalties attach thereto and all lawful claims known to the management of the Guarantor which, if unpaid, might become a Lien upon the Property of the Guarantor, provided that the Guarantor shall not be required hereby to pay any such taxes, assessments, charges, levies or claims the payment of which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

        SECTION 9.4. INSURANCE. The Guarantor will maintain or cause to be maintained insurance of such type in such amounts and against such material risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Guarantor operates, in each case with good and responsible insurance companies.

        SECTION 9.5. COMPLIANCE WITH APPLICABLE LAWS. The Guarantor will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority, the breach of any of which would be likely to have a material adverse effect on the financial position, business or Property of the Guarantor, except where diligently contested in good faith and by proper proceedings.

        SECTION 9.6. BOOKS AND ACCOUNTS. The Guarantor will maintain its present system of accounting, in which true and faithful entries of its transactions will be made and will set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required under United Kingdom accounting practices.

        SECTION 9.7. TRANSACTIONS WITH AFFILIATES. The Guarantor will not enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of the Guarantor's business and upon fair and reasonable terms no less favorable to the Guarantor than could be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

        SECTION 9.8. MANAGEMENT OF CONTAINERS. Upon and during the continuance of a Default or Event of Default, upon request of the Noteholders, the Guarantor will manage the leasing of the Containers for the benefit of the Noteholders upon the terms of the Leasing Agent Agreement or other terms mutually agreed upon by the Noteholders and the Guarantor.


                                    ARTICLE X

                   CHANGE OF CONTROL, MERGERS, CONSOLIDATIONS
                               AND SALES OF ASSETS

        SECTION 10.1. CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Company shall so notify each Noteholder in writing within five (5) Business Days thereafter, and each Noteholder shall have the right to require the Company to prepay the Notes held by such Noteholder (the "Prepayment Right") at a prepayment price equal to the sum of 100% of the unpaid principal amount thereof plus accrued interest to the date of prepayment plus a prepayment premium determined in accordance with Section 4.2 hereof. Notice of exercise by any Noteholder of the Prepayment Right shall be given in writing to the Company at any time within the thirty (30) day period after such Noteholder shall have received notice of such Change of Control from the Company. If a Noteholder does not elect to exercise the Prepayment Right during such thirty (30) day period, then such Noteholder shall not be able to exercise the Prepayment Right with respect to such Change of Control. The prepayment shall occur on a date selected by the Company (in a notice from the Company to such Noteholder at least three
(3) days prior to such prepayment) that shall be not later than the later to occur of (i) 25 days after the Company has provided notice to such Noteholder of such Change of Control or (ii) ten (10) days after the giving of notice of exercise by such Noteholder. Any Note so prepaid shall be promptly thereafter surrendered by such Noteholder to the Company.

        SECTION 10.2. MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. Neither the Company nor the Guarantor shall consolidate or merge with or transfer all or substantially all of its assets to another Person unless (i) the surviving entity or transferee shall expressly assume (pursuant to documentation reasonably satisfactory to Noteholders holding a majority of the outstanding principal amount of the Notes) the obligations of the Company under the Notes and the other Purchase Documents to which it is a party or the obligations of the Guarantor under the Guarantees and the other Purchase Documents to which it is a party, as the case may be; (ii) the surviving entity or transferee possesses immediately thereafter a Tangible Net Worth of not less than the Tangible Net Worth of the Company or the Guarantor, as the case may be, immediately prior thereto; and (iii) immediately thereafter no Default or Event of Default exists. The Company shall be responsible for all expenses of the Purchaser (including, without limitation, reasonable attorneys' fees and expenses, filing fees, lien searches, etc.) incurred in connection with any such consolidation, merger or transfer, whether or not consummated and, upon the request of the Purchaser, shall execute and deliver such financing statements and other documents as the Purchaser may reasonably require or deem necessary to maintain and protect its first priority, perfected security interest in, and lien on, the Collateral.


                                   ARTICLE XI

                              DEFAULTS AND REMEDIES

        SECTION 11.1. EVENTS OF DEFAULT. The following events shall be "Events of Default" hereunder:

        (a) the Company shall default in the payment of interest, principal or premium, if any, on any Note or any other amount payable under the Purchase Documents when and as the same becomes due and payable and such default shall continue for a period of five (5) Business Days after the date that such payment is due and payable;

        (b) the Company shall default in the performance of Sections 8.2, 8.4, 8.7, 8.11, 8.13, 8.14, 8.15, 8.16, 8.18 and 10.2 hereof;

        (c) the Company or the Guarantor shall fail to comply, for a period of thirty (30) days after written notice has been given to the Company or the Guarantor by any Noteholder, with any other provision of this Agreement or the other Purchase Documents or any material covenant under the other material agreements of the Company or the Guarantor;

        (d) (i) any event shall occur or any condition shall exist in respect of any indebtedness of the Company or the Guarantor (other than the Notes) in an aggregate unpaid principal amount of $1,000,000 or more (with respect to the Company) or $5,000,000 or more (with respect to the Guarantor), or under any agreement securing or relating to any such indebtedness, the effect of which is
(1) to cause (or permit any holder of such indebtedness or a trustee to cause) the acceleration of the maturity of such indebtedness and such holder or trustee actually does accelerate such maturity or (2) in the case of the Company only, to permit such acceleration if such event or condition is not cured or waived (whether or not the giving of notice or the passage of time or both is necessary in order for such acceleration to occur), or (ii) any such indebtedness referred to in clause (i) shall not have been paid at the final maturity or due date thereof and any applicable grace period shall have expired;

        (e) a court of competent jurisdiction shall enter a decree or order in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appoint a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the affairs of the

Company or the Guarantor, which decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days;

        (f) the Company or the Guarantor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its Property;

        (g) the Company or the Guarantor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

        (h) the Security Agreement or any of the other Purchase Documents shall cease to be in full force and effect with respect to the Collateral or the rights of the Noteholders defined therein or the Noteholders no longer have a first priority perfected security interest in, and lien on, the Collateral;

        (i) Any representation or warranty of the Company or the Guarantor herein shall have been untrue or misleading in any material respect at and as of the date hereof; and

        (j) The Leasing Agent Agreement shall be terminated, invalidated or otherwise rendered unenforceable and the Company shall not have promptly entered into another agreement to manage the leasing of the Containers with the Guarantor (or other Person satisfactory to the Noteholders, in their sole discretion) upon terms similar to the Leasing Agent Agreement or otherwise satisfactory to the Noteholders, in their sole discretion.

        SECTION 11.2. ACCELERATION. If an Event of Default (other than the Event of Default specified in Section 11.1(e), (f) or (g) hereof) occurs and is continuing, each Noteholder may, at its option and in addition to any other right, power or remedy permitted by law or equity or herein granted, by notice to the Company, declare to be due and payable immediately the unpaid principal amount of all Notes held by such Noteholder, and upon any such declaration the same shall become and shall be immediately due and payable, together with all accrued and unpaid interest thereon. If an Event of Default specified in Section 11.1(e), (f) or (g) hereof occurs, there shall automatically become and be immediately due and payable, without any declaration or other act on the part of any of the Noteholders, the principal amount of all the Notes, together with all accrued and unpaid interest thereon. Each Noteholder by notice to the Company may rescind an acceleration and the consequences thereof in respect of the Notes held by such Noteholder.

                                   ARTICLE XII

                                  MISCELLANEOUS

        SECTION 12.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement may from time to time be amended, modified or waived if such amendment, modification or waiver is in writing and consented to by the Company and the Noteholders. No failure or delay on the part of any Noteholder in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Noteholder under this Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        SECTION 12.2. EXPENSES. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Noteholders harmless against liabilities for the payment of, (i) the out-of-pocket costs and expenses incurred by the Purchaser in connection with its due diligence and the preparation, negotiation, execution and delivery of this Agreement and the other Purchase Documents; provided, however, if such costs and expenses exceed $10,000, they will be shared equally between the Company and the Purchaser, (ii) all taxes (including any intangible personal property tax, together in each case with interest and penalties, if any, and also including any filing fees payable to any governmental authority, and any income tax payable by the Noteholders in respect of any reimbursement for any such tax or fee) which may be payable in respect of the execution or delivery of this Agreement or the other Purchase Documents (including, without limitation, the execution, delivery or acquisition of any Note issued under or pursuant to this Agreement), and (iii) the cost and expenses, including reasonable attorneys' fees, incurred by the Noteholders in enforcing any of the Noteholders' rights hereunder, including without limitation, costs and expenses incurred in connection with any bankruptcy case, restructuring or workout. The obligations of the Company under this Section shall survive any transfer of the Notes and the termination of this Agreement.

        SECTION 12.3. PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest and premium (if any) on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

        SECTION 12.4. NON-BUSINESS DAYS. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Agreement, shall not be a Business Day, such payment may be made or act performed or right exercised on the immediately succeeding Business Day with the same force and effect as if done on the nominal date provided in this Agreement, except that interest shall accrue and be payable for the period after such nominal date.

        SECTION 12.5. NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other instrument executed or delivered to the Purchaser or any Noteholder after the Closing Date (to the extent not otherwise provided therein) shall be in writing or by facsimile transmission (with telephonic confirmation of receipt) and addressed or delivered to it at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile transmission, shall be deemed given when transmitted if transmitted before the end of normal business hours of the receiving party, and if transmitted after the end of normal business hours of the receiving party, shall be deemed given as of the next day.

        SECTION 12.6. NOTICES TO SUBSEQUENT HOLDER. If any Note shall have been transferred to another holder pursuant to Section 4.4 and such holder shall have designated in writing the address to which communications with respect to such Note shall be mailed, all notices, certificates, requests, statements and other documents required or permitted to be delivered to the Purchaser with respect to such Note by any provision hereof shall be delivered to such holder.

        SECTION 12.7. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, which shall remain in full force and effect, or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 12.8. HEADINGS. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

        SECTION 12.9. COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        SECTION 12.10. GOVERNING LAW. THIS AGREEMENT AND THE OTHER PURCHASE DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (EXCEPT TITLE 14, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        SECTION 12.11. ENTIRE AGREEMENT. This Agreement and the other Purchase Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        SECTION 12.12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company.

        SECTION 12.13. SUBMISSION TO JURISDICTION. The Company and the Guarantor hereby irrevocably submit to the nonexclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan in the City of New York, U.S.A., in any action or proceeding arising out of or relating to this Agreement or the other Purchase Documents, and the Company and the Guarantor hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Company and the Guarantor hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and agree that a final judgment in any such action or proceeding shall be conclusive to the fullest extent permitted by law and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and the Guarantor each hereby irrevocably designates and appoints Dennis J. Tietz, President of the general partner of the Company (and the successors in such office) as its agent to receive on its behalf service of all process brought against it with respect to any such proceeding in any such court in the State of New York, such service being hereby acknowledged to be effective and binding upon it in every respect. If for any reason such agent shall cease to be available to act as such, then the Company and the Guarantor shall promptly designate a new agent for such purpose in New York, New York.

        SECTION 12.14. CONFIDENTIALITY. Except as may be required to enforce the rights and duties established hereunder or under the other Purchase Documents, the Noteholders and their respective Affiliates agree (a) to keep confidential any information received from the Company or the Guarantor or any of their Affiliates pursuant to or in connection herewith and the transactions contemplated hereunder and reasonably designated by the Company or the Guarantor as being confidential ("Confidential Information"), (b) not to use Confidential Information in any manner, or in connection with any business or service, competitive with the Company or the Guarantor, and (c) not to disclose any Confidential Information; provided that the Noteholders may disclose such information (i) as may be required by law, regulation or legal process if, to the extent practical, the Noteholders provide the Company and the Guarantor prior notice of any such legally required disclosure (except that no prior notice shall be necessary before disclosure is made to the Securities Valuation Office of the NAIC, any bank examiner or other similar regulator) or (ii) that has become generally publicly available other than through a breach of this Agreement by the Noteholders, or (iii) as may be necessary or appropriate in the Noteholders' reasonable judgment in connection with providing information to securities exchanges, rating agencies, their lenders, auditors and other representatives which have a legitimate business reason to know and with which the Noteholders maintains a confidential relationship.

        SECTION 12.15. FURTHER ASSURANCES. Upon the request of the Purchaser or the Company, the other party, at the Company's sole cost and expense, shall execute and deliver to the requesting party such further instruments and shall do and cause to be done such further acts with respect to this Agreement and the other Purchase Documents as the requesting party reasonably may deem necessary or desirable to carry out more effectively the provisions and purposes of this Agreement and the other Purchase Documents.

        SECTION 12.16. WAIVERS OF JURY TRIAL. EACH OF THE NOTEHOLDERS, THE COMPANY AND THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND

INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE OTHER PURCHASE DOCUMENTS AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.


                             [SIGNATURES CONTINUED]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    CRONOS GLOBAL INCOME FUND XVI, L.P.

                                    By: CRONOS CAPITAL CORP., as General Partner


                                        By: /s/ Dennis J. Tietz
                                           -------------------------------------
                                           Dennis J. Tietz
                                           President

                                    Address:    c/o Cronos Capital Corp.
                                                444 Market Street
                                                San Francisco, CA 94111
                                                Facsimile No.: (415) 677-9196

                                    CRONOS CONTAINERS LIMITED


                                    By: /s/ Peter J. Younger
                                       -----------------------------------------
                                       Peter J. Younger
                                       Director

                                    Address:   Orchard Lea
                                               Winkfield Lane
                                               Winkfield Windsor
                                               Berkshire SL4 4RU
                                               England
                                               Facsimile No.: 011 44 344 89-1129

                                    IBJ WHITEHALL BUSINESS CREDIT CORPORATION


                                    By: /s/ Robert F. Brown
                                       -----------------------------------------
                                    Name: Robert F. Brown
                                    Title: Sr. Vice President

                                    Address:   One State Street
                                               New York, New York   10004
                                               Attention: Vice President/
                                                          Operations
                                               Facsimile No.: 212-952-1629